UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 2, 2004

PROLONG INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-14123	74-2234246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Thomas, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 587-2700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 2, 2004, Mr. Nicolaas Rosier notified Prolong International Corporation (the “Company”) that he is resigning his position as Chief Financial Officer of Prolong International Corporation effective December 29, 2004 to pursue other opportunities. A replacement has not yet been appointed to fill the vacancy created by Mr. Rosier’s resignation.

Pursuant to a letter agreement entered into between Mr. Rosier and the Company on December 2, 2004, Mr. Rosier will continue as an employee of the Company, on a part-time basis, through June 30, 2005 to assist with the Company’s auditing, budgeting, accounting and other administrative matters. The letter agreement also provides that the Employment Agreement originally entered into with Mr. Rosier on June 1, 2000 will be terminated effective December 29, 2004.

The foregoing description of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the letter agreement, a copy of which is attached hereto as Exhibit 10.44, and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

See disclosure under Item 1.01 of this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

See disclosure under Item 1.01 of this Current Report on Form 8-K.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
10.44	Letter Agreement, dated December 2, 2004, between Prolong International Corporation and Nicolaas Rosier.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLONG INTERNATIONAL CORPORATION

December 8, 2004	/s/ Nicolaas Rosier
Nicolaas Rosier, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.44	Letter Agreement, dated December 2, 2004, between Prolong International Corporation and Nicolaas Rosier.